Exhibit 99.1

Demandware Announces First Quarter 2012 Financial Results

Strength of SaaS Business Model Demonstrated by Year-over-Year Growth in Subscription Revenue

BURLINGTON, Mass.--(BUSINESS WIRE)--May 8, 2012--Demandware®, Inc. (NYSE: DWRE), a leader in on-demand ecommerce, today announced strong financial results for its first quarter ended March 31, 2012.

First Quarter Highlights

  Total revenue for the first quarter was $16.1 million, a 39% year over year increase from $11.6 million in the first quarter of 2011
  Subscription revenue for the first quarter was $13.6 million, a 46% year over year increase from $9.3 million in the first quarter of 2011
  110 live customers and 402 live sites at March 31, 2012
  Closed initial public offering, raising $94.1 million in proceeds, net of underwriting discounts and commissions

“The key financial highlights from our first quarter results were the year-over-year growth in our subscription revenue as well as the increase in live customers and live sites on our platform,” stated Tom Ebling, Chief Executive Officer of Demandware. “Global retailers and branded manufacturers continue to recognize that Demandware’s robust technology platform and SaaS delivery model can enable them to grow their online business faster and keep up with the rapid pace of eCommerce innovation. As a result, leading retailers such as Baccarat, Elizabeth Arden, and Gerber Childrenswear LLC were among the companies that launched new initial sites on the Demandware Commerce platform during the first quarter. Given our success this quarter and the significant market opportunity for cloud-based eCommerce solutions, we plan to continue to make strategic investments in our business.”

Demandware signed new customers during the quarter including Ecco, Oreck, TaylorMade, and Pacific Sunwear. The company’s business also grew as a result of its existing customers (such as Deckers, Crocs, Lands’ End, and New Balance) launching ecommerce sites in new geographies or for new brands.

“We continued to execute against our land and expand strategy. We grew our subscription revenue by adding new customers on the platform and through our existing customers expanding their business by growing their initial site or by launching new sites in new geographies or with new brands,” stated Scott Dussault, Demandware Chief Financial Officer. “The investments we are making today in our robust software platform and our sales and marketing engine further strengthen our leadership position in the market for eCommerce solutions and, we believe will contribute to our growth in the years ahead.”

Demandware’s loss from operations for the first quarter of 2012 was $1.8 million, as compared to a loss from operations of $1.0 million for the same period in 2011, reflecting the company's increased investments to support the growth of its business.

Our GAAP net loss for the first quarter of 2012 was $2.2 million, or $(0.42) per share attributable to common stockholders, as compared to a net loss of $0.7 million, or $(0.66) per share attributable to common shareholders, for the first quarter of 2011.

Non-GAAP net loss for the first quarter of 2012 was $1.9 million, or $(0.23) per share, as compared to non-GAAP net loss of $0.2 million, or $(0.06) per share, for the first quarter of 2011. (1)

(1)Non-GAAP results exclude expenses related to stock-based compensation and the accretion of redeemable preferred stock.

Quarterly Conference Call

To access the call, please dial (800) 510-0178 in the U.S. or +1 (617) 614-3450 internationally. The Passcode for the call is: 50410961. A live webcast of the call will also be available on the investor relations section of the company’s website. An audio replay will be available for one week following the conclusion of the call through May 15, 2012. The replay number is (888) 286-8010 in the U.S. or +1 (617) 801-6888 internationally. The Passcode for the replay is: 14367971. The replay will also be available as a webcast on Demandware’s Investor Relations Web site.

About Demandware

Demandware (NYSE: DWRE) is a leading provider of software-as-a-service (SaaS) ecommerce solutions that enable companies to easily design, implement and manage their own customized ecommerce sites, including websites, mobile applications and other digital storefronts. Customers use our highly scalable and integrated Demandware Commerce platform to more easily launch and manage multiple ecommerce sites, initiate marketing campaigns more quickly, and improve ecommerce traffic. For more information about Demandware, visit www.demandware.com, call 888-553-9216 or email info@demandware.com.

Demandware is a registered trademark of Demandware, Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Demandware's future financial performance, market growth, the demand for Demandware's solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Demandware's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Demandware's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Demandware disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new customers; the extent to which customers renew their contracts for our solution; the seasonality of our business; our ability to manage our growth; the continued growth of the market for on-demand software; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the loss of any of our key employees; the length of the sales and implementation cycles for our solutions; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; changes in current tax or accounting rules; and other risk and uncertainties. Further information on potential factors that could affect actual results is included in Demandware’s reports filed with the SEC.

Non-GAAP Financial Measures

Demandware has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net loss and non-GAAP net loss per share. Demandware uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Demandware’s ongoing operational performance. Demandware believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Demandware's industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP net loss and non-GAAP net loss per share exclude expenses related to stock-based compensation and the accretion of redeemable preferred. These amounts are often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP financial measures that the Company uses may differ from measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Demandware, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 31, 2012	December 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$109,252	$14,939
Accounts receivable — net of allowance of doubtful accounts and credit memos	15,803	16,930
Prepaid expenses and other current assets	2,922	1,878

Total current assets	127,977	33,747

PROPERTY AND EQUIPMENT — Net	7,401	6,404
OTHER ASSETS	1,063	2,735

Total assets	$136,441	$42,886

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Current portion of notes payable	$2,418	$2,098
Accounts payable	3,029	1,884
Accrued expenses	5,987	7,023
Deferred revenue	15,748	13,960
Deferred rent	82	57

Total current liabilities	27,264	25,022

Long-term liabilities:
Deferred revenue	13,118	12,210
Notes payable	2,301	1,882
Deferred rent	653	682
Preferred stock warrant liability	-	107

Total liabilities	43,336	39,903

Series A redeemable convertible preferred stock	-	14,976
Series B redeemable convertible preferred stock	-	18,158
Series C redeemable convertible preferred stock	-	27,884
Series D redeemable convertible preferred stock	-	26,585

Total redeemable convertible preferred stock	-	87,603
Stockholders' equity (deficit):
Common stock	290	45
Additional paid-in capital	163,654	-
Accumulated other comprehensive loss	(32)	(53)
Accumulated deficit	(70,807)	(84,612)

Total stockholders’ equity (deficit)	93,105	(84,620)

Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)	$136,441	$42,886

Demandware, Inc.
Consolidated Statements of Operations
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2012	2011
Revenue:
Subscription	$13,613	$9,324
Services	2,477	2,280

Total revenue	16,090	11,604

Cost of revenue:
Subscription	2,866	2,061
Services	2,553	2,305

Total cost of revenue	5,419	4,366

Gross profit	10,671	7,238

Operating expenses:
Sales and marketing	6,338	4,532
Research and development	3,471	2,477
General and administrative	2,705	1,270

Total operating expenses	12,514	8,279

Loss from operations	(1,843)	(1,041)

Other (expense) income:
Interest income	1	3
Interest expense	(74)	(62)
Other (expense) income	(201)	412

Other (expense) income — net	(274)	353

Loss before income taxes	(2,117)	(688)
Income Tax Expense	126	29

Net Loss	$(2,243)	$(717)
Accretion of redeemable preferred stock	(1,172)	(1,319)

Net loss attributable to common stockholders	$(3,415)	$(2,036)

Net loss per share attributable to common stockholders, basic and diluted	$(0.42)	$(0.66)

Weighted average common shares outstanding, basic and diluted	8,128	3,075

Other comprehensive income, net of tax:
Foreign currency translation adjustments	21	29

Comprehensive loss	$(2,222)	$(688)

Demandware, Inc.
Stock Based Compensation Expense
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2012	2011

Cost of subscription revenue	$7	$6
Cost of service revenue	27	28
Sales and marketing	89	55
Research and development	46	327
General and administration	210	119

Total	$379	$535

Demandware, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,243)	$(717)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	750	694
Re-measurement of preferred stock warrant liability	426	(1)
Provision for credit memos	(36)	-
Stock-based compensation	379	535
Deferred rent expense	(4)	142
Other non-cash reconciling items	8	3
Changes in operating assets and liabilities:
Accounts receivable	1,162	1,468
Prepaid expenses and other current assets	(1,073)	(40)
Other long term assets	-	(41)
Accounts payable	961	(107)
Accrued expenses	(1,657)	(27)
Deferred revenue	2,696	(316)

Net cash provided by operating activities	1,369	1,593

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,538)	(243)

Net cash used in investing activities	(1,538)	(243)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of underwriting discounts and commissions	94,116	-
Proceeds from exercise of stock options	370	485
Deferred offering costs	(789)	-
Proceeds from issuance of notes payable	1,306	-
Payments of note payable	(568)	(360)

Net cash provided by financing activities	94,435	125

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	47	81

INCREASE IN CASH AND CASH EQUIVALENTS	94,313	1,556

CASH AND CASH EQUIVALENTS — Beginning of period	14,939	17,148

CASH AND CASH EQUIVALENTS — End of period	$109,252	$18,704

SUPPLEMENTARY INFORMATION:
Interest paid	$63	$57

Income taxes paid	$83	$18

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of convertible preferred stock to common stock	$88,775	$-
Conversion of preferred stock warrant to common stock warrant	$533	$-
Deferred offering costs included in accounts payable and accrued expenses	$591	$-
Purchase of property and equipment included in accounts payable and accrued expenses	$216	$-

Demandware, Inc.
Calculation of Non-GAAP Operating Loss, Non-GAAP Net Loss, and Non-GAAP Net Loss Per Share
(Unaudited; in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
Operating loss:
GAAP operating loss	(1,843)	(1,041)
Add back:
Stock-based compensation	379	535
Total non-GAAP operating loss	(1,464)	(506)

Net loss:
GAAP net loss	(2,243)	(717)
Add back:
Stock-based compensation	379	535
Total non-GAAP net loss	(1,864)	(182)

Non-GAAP net loss per share:
Basic	($0.23)	($0.06)
Diluted	($0.23)	($0.06)

CONTACT:
Demandware
Erica Smith, 781-425-1222
Director Investor Relations
esmith@demandware.com